UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2010

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2010, Red Robin Gourmet Burgers, Inc. (the “Company”) entered into a letter agreement with Dennis B. Mullen, the Company’s Chairman of the Board and Chief Executive Officer (the “Amendment”).  The Amendment modifies certain provisions of Mr. Mullen’s Second Amended and Restated Employment Agreement dated March 10, 2008, as previously amended August 15, 2008 (the “Existing Agreement”).  The Compensation Committee of the Company’s Board of Director undertook a review of the Existing Agreement in connection with its annual review of executive compensation that commenced in October 2009.

Under the Existing Agreement, Mr. Mullen was eligible to receive a cash bonus for each of the years ended December 31, 2009, 2010, 2011 and 2012 of not less than fifty-percent (50%) of his annual base salary if certain performance metrics determined by the Compensation Committee for the year ended December 31, 2009 were met.  Although the Company believes that such metrics were satisfied for the year ended December 31, 2009, at the request of the Compensation Committee, Mr. Mullen agreed to waive this bonus amount for 2010, 2011 and 2012.  The Amendment provides that Mr. Mullen’s bonus eligibility in 2010, 2011 and 2012 will be based solely on his participation in the Company’s annual incentive plan. In connection with the Amendment, the Compensation Committee determined that Mr. Mullen’s 2010 annual incentive bonus target will be 100% of his base salary, increased from 90% in 2009.

The Amendment increases Mr. Mullen’s annual base salary from $725,000 to $800,000 for 2010.  In addition, the Amendment terminates Mr. Mullen’s right to be paid or reimbursed for personal travel expenses incurred by Mr. Mullen in commuting between Arizona and Colorado, as well as the tax gross-up related to such payments.  The Amendment also deletes the 280G tax gross-up provision set forth in the Existing Agreement, so that in the event that Mr. Mullen would be required to pay any excise tax imposed by Internal Revenue Code Section 4999, the Company no longer has an obligation to pay Mr. Mullen such amounts.  The Amendment replaces the tax gross-up provision with a cutback provision, so that compensation payable to Mr. Mullen that would otherwise trigger the excise tax imposed by Internal Revenue Code Section 4999 may be reduced up to a defined amount so as not to trigger such tax.

In connection with the Amendment, the Compensation Committee also determined that, when granted, 50% of the annual equity grants for 2010 to Mr. Mullen will be performance-based instead of 100% time-based.  The performance criteria will be established at the time of the annual grants, which typically take place in February.

A copy of the Amendment is filed with this report as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen dated January 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 11, 2010

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Annita M. Menogan, Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between Red Robin Gourmet Burgers, Inc. and Dennis B. Mullen dated January 11, 2010.